EXHIBIT 10.5

December 13, 2024

Ladies and Gentlemen:

In connection with the grant by the Board of Directors (the “Board”) of Medalist Diversified REIT, Inc., a Maryland corporation (the “Company”), of an exemption (the “Exemption”) from the Aggregate Share Ownership Limit as defined in Article IV of the Articles of Incorporation (the “Charter”) of the Company (the “Aggregate Share Ownership Limit”) and the Common Share Ownership Limit as defined in Article IV of the Charter (the “Common Share Ownership Limit” and together with the Aggregate Share Ownership Limit, the “Ownership Limits”) to Marc Carlson and any of his affiliates (“Investor”), in connection with Investor's acquisition of up to 7.43% of the outstanding Common Shares of the Company, in excess of the Ownership Limits, Investor hereby certifies to the Board that:

(i) Investor understands that Investor may not acquire and beneficially own more than 7.43% (the “Excepted Holder Limit”) in the aggregate of the Common Shares of the Company (100,000 shares, based on 1,345,260 shares outstanding subsequent to the completion of the December 2024 private placement), except with the prior approval of the Board; and

(ii)Investor has reviewed, understands and agrees to the terms of Section 6.l.7(a)(ii) of the Charter.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Charter.

/s/ Marc Carlson
Marc Carlson